                                               SECURITIES AND EXCHANGE COMMISSION

                                                     WASHINGTON, DC.  20549

                                                            FORM 8-K

                                                        CURRENT REPORT
                                               Pursuant to Section 13 or 15(d) of
                                               the Securities Exchange Act of 1934

                                        Date of Report (Date of earliest event reported):
                                                       January 19, 2010

                                                     HANCOCK HOLDING COMPANY
                                  -----------------------------------------------------------
                                     (Exact name of registrant as specified in its charter)

                               Mississippi                 0-13089                  64-0169065
                       -------------------------    --------------------     -----------------------------
                           (State or other            (Commission File         (I.R.S. Employer
                           jurisdiction of               Number)                 Identification Number)
                           incorporation)

                                 One Hancock Plaza, 2510 14th Street,
                                      Gulfport, Mississippi                           39501
                              ------------------------------------------------------------------
                              (Address of principal executive offices)              (Zip code)

                                                          (228) 868-4000
                              ------------------------------------------------------------------
                                    (Registrant's telephone number, including area code)

                                           INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02  Results of Operations and Financial Condition.  On January 19, 2010,
Hancock Holding Company issued a press release reporting its fourth quarter and year-to-date earnings for the periods ending December 31, 2009. A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosure.  On January 19, 2010, Hancock Holding Company
issued a press release reporting its fourth quarter and year-to-date earnings for the periods ending December 31, 2009. A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1. This information is furnished under both Item 2.02 Results of
Operations and Financial Condition and Item 7.01 Regulation FD Disclosure. The information in this Form 8-K and
Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01.  Financial Statements and Exhibits

             (d)  Exhibits

                  Exhibit No.           Description
                  -----------           -----------

                  99.1                  Earnings Release dated January 19, 2010 for Year-to-Date and
                                        Quarter Ended 12/31/09

                                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 21, 2010
       -----------------------

                                                       HANCOCK HOLDING COMPANY
                                                      (Registrant)

                                                 By:   /s/ Paul D. Guichet
                                                    --------------------------------
                                                      Paul D. Guichet
                                                      Vice President
                                                      Investor Relations

                                   HANCOCK HOLDING COMPANY

For Immediate Release
January 19, 2010

For More Information
Carl J. Chaney, President & Chief Executive Officer
Michael M. Achary, Chief Financial Officer
Paul D. Guichet, VP, Investor Relations & Corporate Governance
800.522.6542 or 228.563.6559

                                      Hancock Holding Company announces preliminary earnings for 2009

     GULFPORT,  MS (January 19, 2010) - Hancock  Holding  Company  (NASDAQ:  HBHC) today announced  preliminary  net income for the year ended December 31, 2009.  Hancock's 2009 net income was $74.8 million, an increase of $9.4  million,  or 14.4  percent, from 2008's net income of $65.4  million.  Diluted  earnings per share for 2009 were $2.26,  an increase of $0.22 from 2008's diluted  earnings per share of $2.04.  Hancock's  return on average assets for 2009 was 1.05 percent,  compared to 1.02 percent for 2008.  These results include the impact of the Company's recent common stock offering and acquisition of Peoples First
Community Bank, which are both more fully described below.

     Preliminary net income for the fourth quarter of 2009 was $31.8 million, an increase of $23.5 million, or 282.0 percent, from the fourth quarter of 2008, and an increase of $16.6 million, or 108.8 percent, from 2009's third quarter.  Diluted  earnings per share for 2009's fourth  quarter were $0.89,  compared to $0.26 per diluted share for the same quarter a year ago and to $0.47 per diluted share for 2009's third quarter.  The Company's fourth quarter results were also impacted by the recently completed common stock offering and acquisition of Peoples First Community Bank, which are both more fully described below.

      The Company's financial results for the fourth quarter of 2009 and the year as a whole were impacted by two very significant events.  The impact of these events is summarized below:

      o  On October 26, 2009, the Company closed a very  successful  common stock  offering.  In connection  with the offering, the company issued  4,945,000  shares of common stock at a price of $35.50.  Gross proceeds were $175.5  million,  with net proceeds of $167.3 million after  expenses.  The proceeds of the offering are intended to be used for general corporate  purposes,  which may include  financing acquisition opportunities and other expansion efforts.  The offering was significantly over subscribed (over four times) and priced among the best of all offerings for 2009.

      o  On December 18, 2009,  the Company  acquired the assets and assumed the  liabilities of Panama City, FL, based Peoples
         First  Community Bank (Peoples  First) through a purchase and assumption  agreement containing a loss-sharing  clause with the Federal Deposit Insurance  Corporation  (FDIC). The loss-sharing  clause lessens the significant credit risk that usually accompanies a more traditional merger or  acquisition.  As a result of the  loss-sharing  clause,  FDIC will cover all  acquired  loans,  with  reimbursement  of 80 percent of losses up to $385  million and 95 percent of losses beyond $385 million.  Hancock Bank acquired  approximately  $1.71 billion in assets and assumed $1.69 billion in liabilities.  These values are  preliminary  and subject to refinement  for up to one year after the closing date of the acquisition  as additional  information  relative to the closing may become  available.  All of the other real estate owned  (including  foreclosed  real estate) was retained by the FDIC. The  acquisition  resulted in a pretax  acquisition gain of $33.6 million and pretax merger related  expenses of $3.7 million.  Peoples First has 29 branches in the Florida
         Panhandle and Central Florida. With this transaction,  Hancock increased the company's total banking and financial services offices to more than 180 locations in Florida,  Alabama, Mississippi,  and Louisiana. The following chart summarizes the net assets acquired:

                                                                       -more-

                                                   Prelininary Statement of Net Assets Acquired
                                                                (At Fair Market Value)

                                                                                                     As of
                                                                                               December 18, 2009

                                Assets
                                Cash and due from banks                                                 $400,276
                                Securities                                                                16,149
                                Loans and leases, net                                                    950,430
                                FDIC loss share receivable                                               329,795
                                Other assets                                                              18,616
                                                                                              ------------------
                                     Total Assets                                                     $1,715,266
                                                                                              ------------------

                                Liabilities
                                Deposits                                                              $1,562,937
                                FHLB Advances                                                            116,304
                                Other liabilities                                                         15,293
                                                                                              ------------------
                                     Total Liabilities                                                $1,694,534
                                                                                              ------------------
                                        Bargain Gain (after tax)                                         $20,732
                                                                                              ==================

         Commenting on the Company's fourth quarter events, Hancock Holding Company President and Chief Executive Officer Carl J.
Chaney stated "The fourth quarter saw two very significant events in the long and storied history of Hancock Bank.  These events position us very favorably for future growth and prosperity.  First was our common stock offering in late October.  We were very pleased with the overwhelming interest and the results the offering generated.  We believe the response reflected the company's
110-year history of financial strength and stability.  The proceeds generated will further position Hancock for expansion opportunities that fit the company's strategic growth plans throughout the Gulf South region."

       "The second event was that the Company was able to take advantage of a strategic growth opportunity that we had positioned ourselves for by expanding into the Panhandle and North Central Florida regions with the acquisition of Peoples First Community
Bank, headquartered in Panama City, Florida.  This was an FDIC-assisted loss sharing transaction, which reduces the significant credit risk that usually accompanies a more traditional merger or acquisition.  The Peoples First banking team shares the same type of community commitment and core values that have distinguished Hancock since 1899.  This partnership further expands
Hancock's current Florida footprint into attractive, long-term growth markets in the Florida Panhandle, and North Central Florida,"
said Chaney.

                                     Highlights & Key Operating Items from Hancock's Fourth Quarter Results

Balance Sheet and Capital

     Total assets at December 31, 2009 were $8.70 billion,  up $1.89 billion, or 27.8 percent, from $6.81 billion at September 30,
2009.  Compared to December 31, 2008, total assets increased $1.53 billion, or 21.3 percent.  The overall increase in total assets from September 30 was due to the acquisition of Peoples First  headquartered in Panama City,  Florida.  Hancock continued to remain well capitalized with total equity of $837.7 million at December 31, 2009, up $228.2 million, or 37.4 percent, from
December 31, 2008.  Hancock's  tangible equity ratio at December 31, 2009, was 8.85 percent,  up 14 basis points from the
8.71 percent reported at September 30, 2009.

     Excluding  Peoples First, at December 31, 2009,  total assets were $7.09 billion,  up $289.8 million,  or 4.3 percent,  from
$6.81 billion at September 30, 2009.  Compared to December 31, 2008, total assets decreased $72.5 million,  or 1.0 percent.  The overall increase in total assets from September 30 was due primarily to the funds received through an increase in period end deposits.  Hancock  continued to remain well capitalized with total equity of $798.8 million at December 31, 2009, up $144.1 million, or 22.0 percent, from September 30, 2009.

                                                                        -more-

     Hancock's fourth quarter capital and balance sheet-related ratios including the acquisition of Peoples First Community Bank are as follows:

                                                                                             Consolidated
                                                                                        Hancock Holding Company
                                                                                      ---------------------------
        Capital and Balance Sheet-Related
        Common equity (period-end) as a percent of total assets (period-end)                            9.63%
        Leverage (Tier I) ratio                                                                        10.65%
        Tangible common equity ratio                                                                    8.85%
        Loan to deposit ratio (period-end)                                                             71.07%

Loan Growth

      For the quarter ended December 31, 2009,  Hancock's  average total loans were $4.4 billion,  which  represented an increase of $187.7  million,  or 4.5 percent,  from the same quarter a year ago and was up $73.6 million, or 1.7 percent,  from the third quarter of 2009.  Period-end loans were up $862.0 million, or 20.3 percent,  from last quarter.  The increase in period-end loans was in commercial/real  estate (up $420.2  million,  or 15.3  percent),  mortgage  loans (up $337.0 million or 83.6 percent), and direct  consumer  loans (up $129.7  million or 21.7 percent).  This increase was partially  offset by a decrease in indirect consumer loans (down $27.1 million, or 6.8 percent).

     Excluding Peoples First, for the quarter ended December 31, 2009,  Hancock's average total loans were $4.2 billion,  which represented an increase of $53.4 million,  or 1.3 percent,  from the same quarter a year ago and was down $60.8  million, or 1.4 percent,  from the third quarter of 2009.  Period-end  loans were down $86.7  million,  or 2.0 percent,  from last quarter.  The decrease in period-end  loans was in commercial/real  estate loans (down $58.4  million,  or 2.1 percent),  indirect  consumer loans (down $27.1 million,  or 6.8 percent),  and mortgage  loans (down $5.7 million or 1.3 percent).  This decrease was partially offset by an increase in finance company loans (up $2.2 million or 2.0 percent) and direct consumer loans (up $2.2 million or 0.4 percent).

Deposit Growth

     Period-end deposits for the fourth quarter were $7.20 billion, up $1.26 billion,  or 21.3 percent,  from December 31, 2008, and were up $1.78 billion, or 32.8 percent,  from September 30, 2009. The increase in period-end  deposits as compared to
September 30, 2009, was due primarily to the  acquisition of People's First.  Average  deposits were up $56.5 million,  or 1.0 percent,  from the third quarter of 2009. The increase in average deposits was reflected in time deposits (up $141.7 million), interest bearing transaction  deposits (up $66.4 million),  and non-interest  bearing deposits (up $12.4 million).  A decrease in interest bearing public fund deposits of $164.1 million offset some of the increase.

     Excluding  Peoples First,  period-end  deposits for the fourth quarter were $5.66 billion,  down $267.0  million,  or 4.5 percent,  from December 31, 2008, but were up $243.8 million,  or 4.5 percent,  from September 30, 2009. The increase in period-end deposits as compared to September 30, 2009, was primarily in interest bearing public fund deposits (up $156.8 million),  interest bearing  transaction  deposits (up $44.8 million),  and noninterest  bearing  transaction  deposits (up $72.7 million).  Average deposits were down $162.0 million,  or 2.9 percent,  from the third quarter of 2009. The decrease in average deposits was reflected in interest  bearing public fund deposits (down $163.9  million),  time deposits  (down $8.8  million),  and  non-interest bearing deposits  (down $0.6 million).  An increase in interest bearing transaction deposits of $11.3 million slightly offset the decrease.

                                                                         -more-

Asset Quality

     Net charge-offs for 2009's fourth quarter were $13.6 million,  or 1.24 percent of average loans, up $0.1 million from the
$13.5 million,  or 1.24 percent of average loans,  reported for the third quarter of 2009.  Non-performing assets as a percent of total loans and foreclosed assets was 4.10 percent at December 31, 2009, up from 1.06 percent at September 30, 2009. The aforementioned  increase in non-performing  assets  (including  non-accrual  loans) was due primarily to the acquisition of
Peoples First.  Non-accrual loans increased $160.3 million, while other real estate owned (ORE)  increased $4.6 million  compared to the prior quarter.  Loans 90 days past due or greater  (accruing) as a percent of period end loans increased 5 basis points from September 30, 2009, to 0.23 percent at December 31, 2009, again, primarily due to the Peoples First acquisition.

     Hancock  recorded a provision for loan losses for the fourth  quarter of $15.8  million.  The Company's  allowance for loan losses was $66.1 million at December 31, 2009,  and $63.9 million at September 30, 2009.  The ratio of the  allowance  for loan losses as a percent of  period-end  loans was 1.29  percent at December 31,  2009,  compared to 1.50 at September  30,  2009.
Additional asset quality information (inclusive and exclusive of the acquisition of Peoples First) is provided in the table below:

                                                                                 Consolidated            Consolidated
                                                                                   Hancock                 Without
Asset Quality Information                                                       Holding Company         People's First
-------------------------                                                       ---------------         ---------------
Non-accrual loans                                                                $195,845(a)             $30,978
Foreclosed assets                                                                  14,336                 13,925
Total non-performing assets                                                      $210,181                $44,903
Non-performing assets as a percent of loans and foreclosed assets                   4.10%                  1.07%
Accruing loans 90 days past due                                                   $11,647                $11,647
Accruing loans 90 days past due as a percent of loans                               0.23%                  0.28%
Non-performing assets + accruing loans 90 days past due to loans
    and foreclosed assets                                                           4.33%                  1.35%
Allowance for loan losses                                                         $66,050                $66,050
Allowance for loan losses as a percent of period-end loans                          1.29%                  1.59%
Allowance for loan losses to NPAs + accruign loans 90 days past due                29.78%                116.80%

(a)  This total preliminary non-accrual loan amount represents (i) the fair value of PF loans ($164.9 million)
that Peoples First's management had placed on non-accrual and (ii) the book value of the legacy Hancock loans ($30.9 million)
on non-accrual.  Upon completion of the final purchase accounting estimates and SoP 03-3 loan scoping and cash flow projections, this amount may be subject to change, as Peoples First loans with accretable yields will be excluded from this amount.

Net Interest Income

     Net interest  income (te) for the fourth  quarter  increased  $8.7 million,  or 15.8 percent,  while the net interest  margin
(te) of 3.97 percent was 46 basis points wider than the same quarter a year ago. Growth in average earning assets was strong compared to the same quarter a year ago, with an increase of $158.5  million,  or 2.5 percent, mostly reflected in higher average loans (up $187.7  million,  or 4.5 percent).

     With  short-term  interest  rates down  significantly  from the same quarter a year ago, the Company's  loan yield fell 12 basis  points,  pushing the yield on average  earning  assets down 28 basis points.  However, total funding costs over the same quarter a year ago were down 73 basis points.

      Compared to the prior quarter,  the net interest margin (te) expanded 11 basis points, and the level of net interest income was up $3.0 million,  or 4.9 percent.  The yield on average earning assets was up 6 basis points from last quarter at 5.32 percent, while the total cost of funds  reduced by 4 basis points,  primarily  due to an across the board  reduction in rates paid on all interest-bearing  deposits and liabilities.  The most significant rate reduction was in public funds (down 21 basis points).

                                                                         -more-

Non-interest Income

     Non-interest income,  excluding securities  transactions,  for the fourth quarter was up $32.8 million, or 107.2 percent, compared to the same quarter a year ago and was up $33.0 million, or 108.8 percent, compared to the previous quarter.  The primary factor impacting the increase in non-interest income compared to the same quarter a year ago was the acquisition gain of $33.6 million.  Other factors impacting  noninterest  income were higher levels of secondary mortgage market operations (up $810 thousand or 128.8 percent),  service charges on deposit  accounts (up $347  thousand or 3.0  percent),  trust fees (up $160 thousand or 4.2 percent),  ATM fees (up $148  thousand or 8.8  percent),  and debit card and merchant fees (up $91 thousand or 3.2 percent).  These increases were partially offset by decreases in investment and annuity fees (down $1.2 million or 41.7 percent)
and insurance fees ($807 thousand or 19.5 percent).

     The increase in non-interest  income  (excluding  securities  transactions)  for the fourth quarter  compared to the prior quarter was primarily due to the acquisition gain of Peoples First in the amount of $33.6 million.  Excluding the acquisition gain,  non-interest  income decreased by $617 thousand compared to the prior quarter.  Factors  contributing to the decrease were investment and annuity fees (down $345 thousand or 17.2 percent),  insurance fees (down $197 thousand or 5.6 percent),  trust fees
(down $71 thousand or 1.8 percent),  secondary  mortgage market operations (down $43 thousand or 2.9 percent),  and ATM fees (down
$24 thousand or 1.3  percent).  These  decreases  were offset  slightly by increases in debit card and merchant  fees (up $99 thousand or 3.5 percent) and service  charges on deposit  accounts (up $19 thousand or 0.2 percent).

Operating Expense & Taxes

     Operating  expenses for the fourth quarter were up $8.0 million,  or 14.4 percent,  compared to the same quarter a year ago, and were $7.9 million,  or 14.2 percent,  higher than the previous  quarter.  One factor  contributing to the increase from the previous  quarter and the prior year quarter was $3.7 million in  merger-related  expenses  related to the  acquisition of Peoples
First.  The increase from the same quarter a year ago was reflected in higher personnel expense (up $4.4 million or 15.5 percent)
and other  operating  expenses (up $3.8 million or 19.6  percent).  These  increases  were  slightly  offset by a decrease in equipment  expense  (down $252  thousand or 9.7  percent).  The increase in operating  expense from last quarter was  primarily due to other  operating  expense (up $4.2 million or 22.6 percent) and personnel expense (up $3.7 million or 12.9 percent).

      For the year ended December 31, 2009, and 2008, the effective income tax rates were  approximately 23 percent and 25 percent, respectively.  The decline in the effective tax rate in 2009 was due primarily to higher levels of tax-exempt interest income and tax credits.  The fourth quarter effective tax rate was higher than previous quarters primarily due to the Peoples First acquisition gain.

About Hancock Holding Company

     Hancock Holding Company - parent company of Hancock Bank  (Mississippi  and Florida),  Hancock Bank of Louisiana, and Hancock
Bank of Alabama - had assets of  approximately  $8.7 billion as of December 31, 2009.  Founded in 1899, Hancock Bank recently rated as one of the country's  strongest,  safest financial  institutions,  for more than 20 consecutive  years,  according to
BauerFinancial,  Inc. More corporate information and e-banking are available at www.hancockbank.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES  LITIGATION REFORM ACT OF 1995:  Congress passed the Private Securities
Litigation Act of 1995 in an effort to encourage  corporations to provide information about companies'  anticipated  future financial  performance.  This act provides a safe harbor for such disclosure,  which protects the companies from unwarranted litigation if actual results are different from management expectations.  This release contains forward-looking statements and reflects management's current views and estimates of future economic circumstances,  industry conditions,  company performance, and financial  results.  These  forward-looking  statements are subject to a number of factors and uncertainties  which could cause the Company's actual results and experience to differ from the anticipated  results and expectations expressed in such forward-looking statements.

                                                                         -more-

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)
                                                                               Three Months Ended             Twelve Months Ended
                                                                       -----------------------------------   ----------------------
                                                                       12/31/2009    9/30/2009  12/31/2008   12/31/2009  12/31/2008
                                                                       -----------------------------------   ----------------------
Per Common Share Data

Earnings per share:
    Basic                                                                $0.89          $0.48       $0.26        $2.28       $2.07
    Diluted                                                              $0.89          $0.47       $0.26        $2.26       $2.04
Cash dividends per share                                                 $0.24          $0.24       $0.24        $0.96       $0.96
Book value per share (period-end)                                       $22.74         $20.54      $19.18       $22.74      $19.18
Tangible book value per share (period-end)                              $20.71         $18.42      $17.02       $20.71      $17.02
Weighted average number of shares:
    Basic                                                               35,481         31,857      31,757       32,747      31,491
    Diluted                                                             35,705         32,058      32,059       32,934      31,883
Period-end number of shares                                             36,840         31,877      31,770       36,840      31,877
Market data:
    High sales price                                                    $44.89         $42.38      $56.45       $45.56      $68.42
    Low sales price                                                     $35.26         $29.90      $34.20       $22.51      $33.34
    Period end closing price                                            $43.81         $37.57      $45.46       $43.81      $45.46
    Trading volume                                                      19,538         11,676      18,544       66,346      73,843

Other Period-end Data

FTE headcount                                                            2,240          1,903       1,952        2,240       1,952
Tangible common equity                                                $763,029       $587,161    $540,859     $763,029    $540,859
Tier I capital                                                        $760,295       $575,856    $550,216     $760,295    $550,216
Goodwill                                                               $62,277        $62,277     $62,277      $62,277     $62,277
Amortizable intangibles                                                $12,063         $4,996      $6,059      $12,063      $6,059

Performance Ratios

Return on average assets                                                 1.75%          0.87%       0.48%        1.05%       1.02%
Return on average common equity                                         15.92%          9.38%       5.49%       11.09%      11.18%
Earning asset yield (TE)                                                 5.32%          5.26%       5.60%        5.27%       5.97%
Total cost of funds                                                      1.35%          1.39%       2.08%        1.50%       2.17%
Net interest margin (TE)                                                 3.97%          3.86%       3.51%        3.78%       3.80%
Noninterest expense as a percent of total revenue (TE)
    before amortization of purchased intangibles
    and securities transactions                                         49.82%         60.81%      64.61%       58.34%      61.84%
Common equity (period-end) as a percent of total assets (period-end)     9.63%          9.62%       8.50%        9.63%       8.50%
Leverage (Tier I) ratio                                                 10.65%          8.33%       8.06%       10.65%       8.06%
Tangible common equity ratio                                             8.85%          8.71%       7.62%        8.85%       7.62%
Net charge-offs as a percent of average loans                            1.24%          1.24%       1.20%        1.17%       0.57%
Allowance for loan losses as a percent of period-end loans               1.29%          1.50%       1.45%        1.29%       1.45%
Allowance for loan losses to NPAs + accruing loans 90 days past due     29.78%        120.25%     133.16%       29.78%     133.16%
Average loan/deposit ratio                                              77.89%         77.36%      74.58%       75.65%      74.75%
Non-interest income excluding
    securities transactions as a percent of
    total revenue (TE)                                                  49.86%         33.31%      35.73%       39.54%      35.86%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                              Three Months Ended              Twelve Months Ended
                                                                  ---------------------------------------  ------------------------
                                                                    12/31/2009     9/30/2009  12/31/2008   12/31/2009    12/31/2008
                                                                  ---------------------------------------  ------------------------

Asset Quality Information

Non-accrual loans                                                    $195,845(a)     $35,558     $29,976    $195,845(a)     $29,976
Foreclosed assets                                                      14,336          9,775       5,360      14,336          5,360
                                                                  ---------------------------------------  ------------------------
Total non-performing assets                                          $210,181        $45,333     $35,336    $210,181        $35,336
                                                                  ---------------------------------------  ------------------------
Non-performing assets as a percent of loans and foreclosed assets       4.10%          1.06%       0.83%       4.10%          0.83%
Accruing loans 90 days past due                                       $11,647         $7,766     $11,019     $11,647        $11,019
Accruing loans 90 days past due as a percent of loans                   0.23%          0.18%       0.26%       0.23%          0.26%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                        4.33%          1.25%       1.09%       4.33%          1.09%

Net charge-offs                                                       $13,634        $13,495     $12,591     $50,265        $22,183
Net charge-offs as a percent of average loans                           1.24%          1.24%       1.20%       1.17%          0.57%

Allowance for loan losses                                             $66,050        $63,850     $61,725     $66,050        $61,725
Allowance for loan losses as a percent of period-end loans              1.29%          1.50%       1.45%       1.29%          1.45%
Allowance for loan losses to NPAs + accruing loans
   90 days past due                                                    29.78%        120.25%     133.16%      29.78%        133.16%

Provision for loan losses                                             $15,834        $13,495     $17,116     $54,590        $36,785

Allowance for Loan Losses

Beginning Balance                                                     $63,850        $63,850     $57,200     $61,725        $47,123
Provision for loan loss                                                15,834         13,495      17,116      54,590         36,785
Charge-offs                                                            14,732         14,762      14,107      54,915         27,407
Recoveries                                                              1,098          1,267       1,516       4,650          5,224
                                                                  ---------------------------------------  ------------------------
Net charge-offs                                                        13,634         13,495      12,591      50,265         22,183
                                                                  ---------------------------------------  ------------------------
Ending Balance                                                        $66,050        $63,850     $61,725     $66,050        $61,725
                                                                  ---------------------------------------  ------------------------

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans                                           $9,110        $10,176      $8,971     $36,346        $11,961
Mortgage loans                                                          1,211            177         269       1,764            509
Direct consumer loans                                                   1,209            821       1,039       3,855          2,719
Indirect consumer loans                                                   883          1,169       1,337       3,616          3,348
Finance company loans                                                   1,221          1,152         975       4,684          3,646
                                                                  ---------------------------------------  ------------------------
Total net charge-offs                                                 $13,634        $13,495     $12,591     $50,265        $22,183
                                                                  =======================================  ========================

Average loans:
Commercial/real estate loans                                       $2,777,866     $2,739,518  $2,622,357  $2,725,894     $2,393,856
Mortgage loans                                                        470,441        438,659     432,070     451,823        418,133
Direct consumer loans                                                 630,511        603,394     575,826     609,131        540,885
Indirect consumer loans                                               386,157        410,035     439,780     411,772        405,964
Finance Company loans                                                 110,233        110,045     117,435     111,500        115,070
                                                                  ---------------------------------------  ------------------------
Total average loans                                                $4,375,208     $4,301,651  $4,187,468  $4,310,120     $3,873,908

Net charge-offs to average loans:
Commercial/real estate loans                                            1.30%          1.47%       1.36%       1.33%          0.50%
Mortgage loans                                                          1.02%          0.16%       0.25%       0.39%          0.12%
Direct consumer loans                                                   0.76%          0.54%       0.72%       0.63%          0.50%
Indirect consumer loans                                                 0.91%          1.13%       1.21%       0.88%          0.82%
Finance Company loans                                                   4.39%          4.15%       3.30%       4.20%          3.17%
                                                                  ---------------------------------------  ------------------------
Total net charge-offs to average loans                                  1.24%          1.24%       1.20%       1.17%          0.57%

(a)  This total preliminary non-accrual loan amount represents (i) e fair value of PF loans ($164.9 million) that Peoples First's management had placed on non-accrual and (ii) the book value of the legacy Hancock loans ($30.9 million) on non-accrual.
Upon completion of the final purchase accounting estimates and SoP 03-3 loan scoping and cash flow projections, this amount may be subject to change, as Peoples First loans with accretable yields will be excluded from this amount.

                                                                       - more -

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                            Three Months Ended                        Twelve Months Ended
                                              -----------------------------------------------     ---------------------------
                                                 12/31/2009     9/30/2009        12/31/2008         12/31/2009    12/31/2008
                                              -----------------------------------------------     ---------------------------
Income Statement

Interest income                                     $82,416       $79,758          $84,801            $323,727     $335,437
Interest income (TE)                                 85,585        82,757           87,726             335,788      345,891
Interest expense                                     21,881        22,004           32,727              95,301      126,002
                                              -----------------------------------------------     ---------------------------
Net interest income (TE)                             63,704        60,753           54,999             240,487      219,889
Provision for loan losses                            15,834        13,495           17,116              54,590       36,785
Noninterest income excluding
  securities transactions                            63,353        30,347           30,578             157,259      122,953
Securities transactions gains/(losses)                    7            61          (1,174)                  69        4,825
Noninterest expense                                  63,657        55,749           55,637             233,470      213,443
                                              -----------------------------------------------     ---------------------------
Income before income taxes                           44,404        18,918            8,725              97,694       86,985
Income tax expense                                   12,624         3,700              405              22,919       21,619
                                              -----------------------------------------------     ---------------------------
Net income                                          $31,780       $15,218           $8,320             $74,775      $65,366
                                              ===============================================     ===========================

Noninterest Income and Noninterest Expense

Service charges on deposit accounts                 $11,814       $11,795          $11,467             $45,354      $44,243
Trust fees                                            3,937         4,008            3,777              15,127       16,858
Debit card & merchant fees                            2,944         2,845            2,853              11,252       11,082
Insurance fees                                        3,329         3,526            4,136              14,355       16,554
Investment & annuity fees                             1,662         2,007            2,849               8,220       10,807
ATM fees                                              1,838         1,862            1,690               7,374        6,856
Secondary mortgage market operations                  1,439         1,482              629               5,906        2,977
Gain on acquisition                                  33,623             -                -              33,623            -
Other income                                          2,767         2,822            3,177              16,048       13,576
                                              -----------------------------------------------     ---------------------------
Noninterest income excluding
  securities transactions                           $63,353       $30,347          $30,578            $157,259     $122,953
Securities transactions gains/(losses)                    7            61          (1,174)                  69        4,825
                                              -----------------------------------------------     ---------------------------
Total noninterest income including
 securities transactions                            $63,360       $30,408          $29,404            $157,328     $127,778
                                              ===============================================     =================-=========

Personnel expense                                   $32,858       $29,113          $28,447            $121,449     $109,773
Occupancy expense (net)                               5,126         5,144            5,047              20,340       19,538
Equipment expense                                     2,335         2,397            2,587               9,849       10,992
Other operating expense                              22,984        18,741           19,213              80,415       71,708
Amortization of intangibles                             354           354              343               1,417        1,432
                                              -----------------------------------------------     ---------------------------
Total noninterest expense                           $63,657       $55,749          $55,637            $233,470     $213,443
                                              ===============================================     ===========================

                                                                          -more-

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                         Three Months Ended                          Twelve Months Ended
                                             --------------------------------------------        ------------------------------
                                               12/31/2009     9/30/2009        12/31/2008         12/31/2009        12/31/2008
                                             --------------------------------------------        ------------------------------
Period-end Balance Sheet

Commercial/real estate loans                   $3,160,912     $2,740,722       $2,683,188          $3,160,912       $2,683,188
Mortgage loans                                    739,899        402,930          427,720             739,899          427,720
Direct consumer loans                             728,000        598,291          581,288             728,000          581,288
Indirect consumer loans                           373,353        400,459          439,903             373,353          439,903
Finance Company loans                             112,011        109,794          117,366             112,011          117,366
                                             --------------------------------------------        ------------------------------
Total loans                                     5,114,175      4,252,196        4,249,465           5,114,175        4,249,465
Loans held for sale                                36,112         33,869           22,115              36,112           22,115
Securities                                      1,612,962      1,501,289        1,681,957           1,612,962        1,681,957
Short-term investments                            797,262        375,887          549,416             797,262          549,416
                                             --------------------------------------------        ------------------------------
Earning assets                                  7,560,511      6,163,241        6,502,953           7,560,511        6,502,953
                                             --------------------------------------------        ------------------------------
Allowance for loan losses                        (66,050)       (63,850)         (61,725)            (66,050)         (61,725)
Other assets                                    1,202,622        705,659          726,026           1,202,622          726,026
                                             --------------------------------------------        ------------------------------
Total assets                                   $8,697,083     $6,805,050       $7,167,254          $8,697,083       $7,167,254
                                             ============================================        ==============================

Noninterest bearing deposits                   $1,073,341       $912,092         $962,886          $1,073,341         $962,886
Interest bearing transaction deposits           1,887,229      1,453,032        1,443,633           1,887,229        1,443,633
Interest bearing Public Fund deposits           1,262,750      1,108,164        1,421,070           1,262,750        1,421,070
Time deposits                                   2,972,492      1,946,867        2,103,348           2,972,492        2,103,348
                                             --------------------------------------------        ------------------------------
Total interest bearing deposits                 6,122,471      4,508,063        4,968,051           6,122,471        4,968,051
                                             --------------------------------------------        ------------------------------
Total deposits                                  7,195,812      5,420,155        5,930,937           7,195,812        5,930,937
Other borrowed funds                              527,231        614,751          517,257             527,231          517,257
Other liabilities                                 136,377        115,392          109,561             136,377          109,561
Common shareholders' equity                       837,663        654,752          609,499             837,663          609,499
                                             --------------------------------------------        ------------------------------
Total liabilities & common equity              $8,697,083     $6,805,050       $7,167,254          $8,697,083       $7,167,254
                                             ============================================        ==============================

Commercial Loans/Real Estate Loans

Commercial non-real estate loans                 $461,566       $478,752         $465,319            $461,566         $465,319
Construction and land development loans           833,938        545,824          585,821             833,938          585,821
Commercial real estate secured loans            1,333,065      1,168,618        1,084,654           1,333,065        1,084,654
Municipal loans                                   469,545        481,632          481,777             469,545          481,777
Lease financing                                    62,798         65,896           65,617              62,798           65,617
                                             --------------------------------------------        ------------------------------
Total commercial/real estate loans             $3,160,912     $2,740,722       $2,683,188          $3,160,912       $2,683,188
                                             ============================================        ==============================

Construction and Land Development Loans

Residential construction                         $129,505        $77,443         $104,534            $129,505         $104,534
Commercial owner occupied                         159,307        106,364           83,926             159,307           83,926
Commercial non-owner occupied                     121,672         79,666           96,796             121,672           96,796
Land development                                  270,465        176,560          192,086             270,465          192,086
Lots                                              152,989        105,791          108,479             152,989          108,479
                                             --------------------------------------------        ------------------------------
Total construction and land development loans    $833,938       $545,824         $585,821            $833,938         $585,821
                                             ============================================        ==============================

Commercial Real Estate Secured Loans
Commercial real estate owner occupied            $682,468       $601,404         $576,575            $682,468         $576,575
Commercial real estate non-owner occupied         650,597        567,214          508,079             650,597          508,079
                                             --------------------------------------------        ------------------------------
Total commercial real estate secured loans     $1,333,065     $1,168,618       $1,084,654          $1,333,065       $1,084,654
                                             ============================================        ==============================

                                                                      - more -

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
                                                                 Three Months Ended                    Twelve Months Ended
                                                    --------------------------------------------   ----------------------------
                                                     12/31/2009      9/30/2009       12/31/2008     12/31/2009     12/31/2008
                                                    --------------------------------------------   ----------------------------
Average Balance Sheet

Commercial/real estate loans                          2,777,866      2,739,518       $2,622,357     $2,725,894     $2,393,856
Mortgage loans                                          470,441        438,659          432,070        451,823        418,133
Direct consumer loans                                   630,511        603,394          575,826        609,131        540,885
Indirect consumer loans                                 386,157        410,035          439,780        411,772        405,964
Finance Company loans                                   110,233        110,045          117,435        111,500        115,070
                                                    --------------------------------------------   ----------------------------
Total loans                                           4,375,208      4,301,651        4,187,468      4,310,120      3,873,908
Securities                                            1,534,772      1,478,755        1,645,603      1,561,140      1,743,998
Short-term investments                                  498,930        486,035          417,370        497,048        175,891
                                                    --------------------------------------------   ----------------------------
Earning average assets                                6,408,910      6,266,441        6,250,441      6,368,308      5,793,797
                                                    --------------------------------------------   ----------------------------
Allowance for loan losses                              (64,561)       (63,850)         (58,163)       (63,450)       (53,354)
Other assets                                            868,974        774,676          698,751        794,909        685,946
                                                    --------------------------------------------   ----------------------------
Total assets                                         $7,213,323     $6,977,267       $6,891,029     $7,099,767     $6,426,389
                                                    ============================================   ============================

Noninterest bearing deposits                           $943,622       $931,188         $897,561       $935,985       $876,669
Interest bearing transaction deposits                 1,525,783      1,459,377        1,429,054      1,486,438      1,415,288
Interest bearing Public Fund deposits                 1,059,189      1,223,272        1,213,226      1,288,117      1,046,484
Time deposits                                         2,088,701      1,946,975        2,074,559      1,987,059      1,843,966
                                                    --------------------------------------------   ----------------------------
Total interest bearing deposits                       4,673,673      4,629,624        4,716,839      4,761,614      4,305,738
                                                    --------------------------------------------   ----------------------------
Total deposits                                        5,617,295      5,560,812        5,614,400      5,697,599      5,182,407
Other borrowed funds                                    686,218        655,556          579,328        613,523        554,898
Other liabilities                                       117,717        117,326           94,804        114,270        104,279
Common shareholders' equity                             792,093        643,573          602,497        674,375        584,805
                                                    --------------------------------------------   ----------------------------
Total liabilities & common equity                    $7,213,323     $6,977,267       $6,891,029     $7,099,767     $6,426,389
                                                    ============================================   ============================

                                                                       - more -

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

                                                                  Three Months Ended                       Twelve Months Ended
                                                    --------------------------------------------       ----------------------------
                                                     12/31/2009        9/30/2009     12/31/2008         12/31/2009       12/31/2008
                                                    --------------------------------------------       ----------------------------
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans                                                    68.27%           68.64%         66.99%              67.68%          66.86%
Securities                                               23.95%           23.60%         26.33%              24.51%          30.10%
Short-term investments                                    7.78%            7.76%          6.68%               7.81%           3.04%
                                                    --------------------------------------------       ----------------------------
Earning average assets                                  100.00%          100.00%        100.00%             100.00%         100.00%
                                                    ============================================       ============================

Noninterest bearing deposits                             14.72%           14.86%         14.36%              14.70%          15.13%
Interest bearing transaction deposits                    23.81%           23.29%         22.86%              23.34%          24.43%
Interest bearing Public Fund deposits                    16.53%           19.52%         19.41%              20.23%          18.06%
Time deposits                                            32.59%           31.07%         33.19%              31.20%          31.83%
                                                    --------------------------------------------       ----------------------------
Total deposits                                           87.65%           88.74%         89.82%              89.47%          89.45%
Other borrowed funds                                     10.71%           10.46%          9.27%               9.63%           9.57%
Other net interest-free funding sources                   1.64%            0.80%          0.91%               0.90%           0.98%
                                                    --------------------------------------------       ----------------------------
Total average funding sources                           100.00%          100.00%        100.00%             100.00%         100.00%
                                                    ============================================       ============================

Loan mix:
Commercial/real estate loans                             63.49%           63.68%         62.63%              63.25%          61.80%
Mortgage loans                                           10.75%           10.20%         10.32%              10.48%          10.79%
Direct consumer loans                                    14.41%           14.03%         13.75%              14.13%          13.96%
Indirect consumer loans                                   8.83%            9.53%         10.50%               9.55%          10.48%
Finance Company loans                                     2.52%            2.56%          2.80%               2.59%           2.97%
                                                    --------------------------------------------       ----------------------------
Total loans                                             100.00%          100.00%        100.00%             100.00%         100.00%
                                                    ============================================       ============================

Average dollars (in thousands):
Loans                                                $4,375,208       $4,301,651     $4,187,468          $4,310,120      $3,873,908
Securities                                            1,534,772        1,478,755      1,645,603           1,561,140       1,743,998
Short-term investments                                  498,930          486,035        417,370             497,048         175,891
                                                    --------------------------------------------       ----------------------------
Earning average assets                               $6,408,910       $6,266,441     $6,250,441          $6,368,308      $5,793,797

Noninterest bearing deposits                           $943,622         $931,188       $897,561            $935,985        $876,669
Interest bearing transaction deposits                 1,525,783        1,459,377      1,429,054           1,486,438       1,415,288
Interest bearing Public Fund deposits                 1,059,189        1,223,272      1,213,226           1,288,117       1,046,484
Time deposits                                         2,088,701        1,946,975      2,074,559           1,987,059       1,843,966
                                                    --------------------------------------------       ----------------------------
Total deposits                                        5,617,295        5,560,812      5,614,400           5,697,599       5,182,407
Other borrowed funds                                    686,218          655,556        579,328             613,523         554,898
Other net interest-free funding sources                 105,397           50,073         56,713              57,186          56,492
                                                    --------------------------------------------       ----------------------------
Total average funding sources                        $6,408,910       $6,266,441     $6,250,441          $6,368,308      $5,793,797

Loans:
Commercial/real estate loans                         $2,777,866       $2,739,518     $2,622,357          $2,725,894      $2,393,856
Mortgage loans                                          470,441          438,659        432,070             451,823         418,133
Direct consumer loans                                   630,511          603,394        575,826             609,131         540,885
Indirect consumer loans                                 386,157          410,035        439,780             411,772         405,964
Finance Company loans                                   110,233          110,045        117,435             111,500         115,070
                                                    --------------------------------------------       ----------------------------
Total average loans                                  $4,375,208       $4,301,651     $4,187,468          $4,310,120      $3,873,908

                                                                      - more -

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                          Three Months Ended
                                      --------------------------------------------------------------------------------------------
                                                    12/31/09                     09/30/09                    12/31/08
                                      -------------------------------  ----------------------------  -----------------------------
                                      Interest       Volume     Rate  Interest    Volume      Rate  Interest   Volume      Rate
                                      -------------------------------  ----------------------------  -----------------------------

Average Earning Assets
Commercial & real estate loans (TE)    $39,155     $2,777,866   5.60%  $36,909   $2,739,518   5.35%  $36,652   $2,622,357  5.57%
Mortgage loans                           6,771        470,441   5.76%    6,334      438,659   5.78%    6,328      432,070  5.86%
Consumer loans                          20,102      1,126,901   7.07%   20,086    1,123,474   7.09%   21,602    1,133,041  7.58%
Loan fees & late charges                    81              -   0.00%      224            -   0.00%     (40)            -  0.00%
                                      -------------------------------  ----------------------------  -----------------------------
  Total loans (TE)                     $66,109     $4,375,208   6.02%  $63,553   $4,301,651   5.87%  $64,542    4,187,468  6.14%

US treasury securities                      19         10,487   0.70%       60       11,007   2.16%       53       11,380  1.84%
US agency securities                     1,379        132,353   4.17%    1,384      134,487   4.12%    2,882      254,284  4.53%
CMOs                                     1,864        143,129   5.21%    1,968      153,511   5.13%    2,108      167,995  5.02%
Mortgage backed securities              12,853      1,047,209   4.91%   12,278      983,394   4.99%   13,564    1,024,421  5.30%
Municipals (TE)                          2,552        182,520   5.59%    2,295      169,893   5.40%    2,178      149,418  5.83%
Other securities                           273         19,074   5.72%      349       26,463   5.27%      411       38,105  4.31%
                                      -------------------------------  ----------------------------  -----------------------------
  Total securities (TE)                 18,940      1,534,772   4.94%   18,334    1,478,755   4.96%   21,196    1,645,603  5.15%

  Total short-term investments             536        498,930   0.43%      870      486,035   0.71%    1,988      417,370  1.90%

  Average earning assets yield (TE)    $85,585     $6,408,910   5.32%  $82,757   $6,266,441   5.26%  $87,726   $6,250,441  5.60%

Interest-bearing Liabilities
Interest-bearing transaction deposits   $1,606     $1,525,783   0.42%   $1,605   $1,459,377   0.44%   $3,333   $1,429,054  0.93%
Time deposits                           14,480      2,088,701   2.75%   13,543    1,946,975   2.76%   18,534    2,074,559  3.55%
Public Funds                             2,965      1,059,189   1.11%    4,057    1,223,272   1.32%    7,530    1,213,226  2.47%
                                      -------------------------------  ----------------------------  -----------------------------
   Total interest bearing deposits     $19,051      4,673,673   1.62%  $19,205    4,629,624   1.65%  $29,397    4,716,839  2.48%

   Total borrowings                      2,830        686,218   1.64%    2,799      655,556   1.69%    3,330      579,328  2.29%

   Total interest bearing liab cost    $21,881     $5,359,891   1.62%  $22,004   $5,285,180   1.65%  $32,727   $5,296,167  2.46%

Noninterest-bearing deposits                          943,622                       931,188                       897,561
Other net interest-free funding sources               105,397                        50,073                        56,713

Total Cost of Funds                    $21,881     $6,408,910   1.35%  $22,004   $6,266,441   1.39%  $32,727   $6,250,441  2.08%

Net Interest Spread (TE)               $63,704                  3.70%  $60,753                3.60%  $54,999               3.14%

Net Interest Margin (TE)               $63,704     $6,408,910   3.97%  $60,753   $6,266,441   3.86%  $54,999   $6,250,441  3.51%

                                                                       - more -

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                           Twelve Months Ended
                                                 -----------------------------------------------------------------------------
                                                               12/31/2009                            12/31/2008
                                                 -----------------------------------   ---------------------------------------
                                                   Interest      Volume      Rate        Interest      Volume        Rate
                                                 -----------------------------------   ---------------------------------------

Average Earning Assets
Commercial & real estate loans (TE)                $146,101    $2,725,894    5.36%       $143,746     $2,393,856     6.00%
Mortgage loans                                       25,971       451,823    5.75%         24,779        418,133     5.93%
Consumer loans                                       80,823     1,132,403    7.14%         85,339      1,061,919     8.04%
Loan fees & late charges                                837             -    0.00%            483              -     0.00%
                                                 -----------------------------------   ---------------------------------------
  Total loans (TE)                                  253,732    $4,310,120    5.89%        254,347     $3,873,908     6.57%

US treasury securities                                  175        10,986    1.59%            296         11,366     2.60%
US agency securities                                  6,778       165,725    4.09%         16,000        349,931     4.57%
CMOs                                                  8,251       162,811    5.07%          7,465        150,692     4.95%
Mortgage backed securities                           51,553     1,029,860    5.01%         52,564      1,012,274     5.19%
Municipals (TE)                                       9,501       166,931    5.69%          9,320        172,307     5.41%
Other securities                                      1,323        24,827    5.33%          2,061         47,428     4.34%
                                                 -----------------------------------   ---------------------------------------
  Total securities (TE)                              77,581     1,561,140    4.97%         87,706      1,743,998     5.03%

  Total short-term investments                        4,475       497,048    0.90%          3,838        175,891     2.18%

  Average earning assets yield (TE)                $335,788    $6,368,308    5.27%       $345,891     $5,793,797     5.97%

Interest-Bearing Liabilities
Interest-bearing transaction deposits                $7,264    $1,486,438    0.49%        $13,751     $1,415,288     0.97%
Time deposits                                        58,252     1,987,059    2.93%         70,659      1,843,966     3.83%
Public Funds                                         18,797     1,288,117    1.46%         26,642      1,046,484     2.55%
                                                 -----------------------------------   ---------------------------------------
   Total interest bearing deposits                  $84,313    $4,761,614    1.77%       $111,052     $4,305,738     2.58%

   Total borrowings                                  10,988       613,523    1.79%         14,950        554,898     2.69%

   Total interest bearing liab cost                 $95,301    $5,375,137    1.77%       $126,002     $4,860,636     2.59%

Noninterest-bearing deposits                                      935,985                                876,669
Other net interest-free funding sources                            57,186                                 56,492

Total Cost of Funds                                 $95,301    $6,368,308    1.50%       $126,002     $5,793,797     2.17%

Net Interest Spread (TE)                           $240,487                  3.50%       $219,889                    3.38%

Net Interest Margin (TE)                           $240,487    $6,368,308    3.78%       $219,889     $5,793,797     3.80%

                                                                       - more -

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                                 2008                                        2009
                                            -------------------------------------------   -----------------------------------------
                                                  1Q        2Q         3Q         4Q           1Q         2Q        3Q        4Q
                                            -------------------------------------------   -----------------------------------------
Per Common Share Data

Earnings per share:
    Basic                                        $0.64     $0.67       $0.51      $0.26       $0.44      $0.43     $0.48     $0.89
    Diluted                                      $0.63     $0.66       $0.50      $0.26       $0.44      $0.43     $0.47     $0.89
Cash dividends per share                         $0.24     $0.24       $0.24      $0.24       $0.24      $0.24     $0.24     $0.24
Book value per share (period-end)               $18.41    $18.27      $18.95     $19.18      $19.66     $19.82    $20.54    $22.74
Tangible book value per share (period-end)      $16.17    $16.06      $16.77     $17.02      $17.51     $17.68    $18.42    $20.71
Weighted average number of shares:
    Basic                                       31,346    31,382      31,471     31,757      31,805     31,820    31,857    35,481
    Diluted                                     31,790    31,814      31,905     32,059      31,937     32,009    32,058    35,705
Period-end number of shares                     31,372    31,386      31,702     31,770      31,813     31,827    31,877    36,840
Market data:
    High sales price                            $44.29    $45.68      $68.42     $56.45      $45.56     $41.19    $42.38    $44.89
    Low sales price                             $33.45    $38.38      $33.34     $34.20      $22.51     $30.12    $29.90    $35.26
    Period end closing price                    $42.02    $39.29      $51.00     $45.46      $31.28     $32.49    $37.57    $43.81
    Trading volume                              17,204    14,527      23,562     18,544      18,026     17,040    11,676    19,538

Other Period-end Data

FTE headcount                                    1,877     1,903       1,941      1,952       1,938      1,911     1,903     2,240
Tangible common equity                        $507,287  $503,953    $531,800   $540,859    $557,013   $562,800  $587,161  $763,029
Tier I capital                                $512,248  $527,479    $546,379   $550,216    $558,502   $565,807  $575,856  $760,295
Goodwill                                       $62,277   $62,277     $62,277    $62,277     $62,277    $62,277   $62,277   $62,277
Amortizable intangibles                         $7,388    $6,762      $6,402     $6,059      $5,705     $5,350    $4,996   $12,063
Common shares repurchased for publicly
  announced plans                                    0         0           0          6           0          0         0         0

Performance Ratios

Return on average assets                         1.30%     1.36%       1.00%      0.48%       0.79%      0.78%     0.87%     1.75%
Return on average common equity                 14.13%    14.51%      10.90%      5.49%       9.12%      8.67%     9.38%    15.92%
Earning asset yield (TE)                         6.28%     6.03%       6.02%      5.60%       5.26%      5.26%     5.26%     5.32%
Total cost of funds                              2.48%     2.12%       2.03%      2.08%       1.75%      1.48%     1.39%     1.35%
Net interest margin (TE)                         3.80%     3.91%       3.99%      3.51%       3.50%      3.78%     3.86%     3.97%
Noninterest expense as a percent
  of total revenue (TE) before amortization
  of purchased intangibles and
  securities transactions                       59.49%    60.26%      62.92%     64.61%      64.93%     61.47%    60.81%    49.82%
Common equity (period-end) as
  a percent of total assets (period-end)         8.99%     9.15%       8.91%      8.50%       8.81%      8.95%     9.62%     9.63%
Leverage (Tier I) ratio                          8.34%     8.57%       8.66%      8.06%       7.85%      8.13%     8.33%    10.65%
Tangible common equity ratio                     7.98%     8.13%       7.97%      7.62%       7.92%      8.06%     8.71%     8.85%
Net charge-offs as a
  percent of average loans                       0.32%     0.27%       0.42%      1.20%       0.67%      1.50%     1.24%     1.24%
Allowance for loan losses as
  a percent of period-end loans                  1.46%     1.41%       1.40%      1.45%       1.49%      1.49%     1.50%     1.29%
Allowance for loan losses to
  NPAs + loans 90 days past due                265.81%   203.06%     189.69%    133.16%     119.72%    117.14%   120.25%    29.78%
Loan/deposit ratio                              72.10%    74.82%      77.46%     74.58%      72.51%     74.95%    77.36%    77.89%
Noninterest income excluding
  securities transactions as a percent
  of total revenue (TE)                         36.78%    36.52%      34.46%     35.73%      34.00%     36.65%    33.31%    49.86%

                                                                       - more -

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                                2008                                       2009
                                            ------------------------------------------- -------------------------------------------
                                                 1Q         2Q         3Q         4Q         1Q         2Q         3Q        4Q
                                            ------------------------------------------- -------------------------------------------
Asset Quality Information

Non-accrual loans                              $12,983    $18,106    $21,875    $29,976    $38,327    $34,189    $35,558   $195,845
Foreclosed assets                                3,619      1,693      2,197      5,360      5,946      8,884      9,775     14,336
                                            ------------------------------------------- -------------------------------------------
Total non-performing assets                    $16,602    $19,799    $24,072    $35,336    $44,273    $43,073    $45,333   $210,181
Non-performing assets as a percent of loans
  and foreclosed assets                          0.46%      0.52%      0.59%      0.83%      1.04%      1.01%      1.06%      4.10%

Accruing loans 90 days past due                 $3,340     $6,449     $6,082    $11,019     $8,306    $11,435     $7,766    $11,647
Accruing loans 90 days past due as
  a percent of loans                             0.09%      0.17%      0.15%      0.26%      0.20%      0.27%      0.18%      0.23%
Non-performing assets + accruing loans
  90 days past due to loans and
  foreclosed assets                              0.55%      0.69%      0.74%      1.09%      1.24%      1.27%      1.25%      4.33%

Net charge-offs                                 $2,933     $2,495     $4,164    $12,591     $7,117    $16,019    $13,495    $13,634
Net charge-offs as
  a percent of average loans                     0.32%      0.27%      0.42%      1.20%      0.67%      1.50%      1.24%      1.24%

Allowance for loan losses                      $53,008    $53,300    $57,200    $61,725    $62,950    $63,850    $63,850    $66,050
Allowance for loan losses as a
  percent of period-end loans                    1.46%      1.41%      1.40%      1.45%      1.49%      1.49%      1.50%      1.29%
Allowance for loan losses to NPAs +
  accruing loans 90 days past due              265.81%    203.06%    189.69%    133.16%    119.72%    117.14%    120.25%     29.78%

Provision for loan losses                       $8,818     $2,787     $8,064    $17,116     $8,342    $16,919    $13,495    $15,834

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans                      $834       $600     $1,556     $8,971     $4,536    $12,524    $10,176     $9,110
Mortgage loans                                       0         61        179        269        177        199        177      1,211
Direct consumer loans                              588        442        650      1,039        599      1,226        821      1,209
Indirect consumer loans                            463        681        867      1,337        847        717      1,169        883
Finance company loans                            1,048        711        912        975        958      1,353      1,152      1,221
                                            ------------------------------------------- -------------------------------------------
Total net charge-offs                           $2,933     $2,495     $4,164    $12,591     $7,117    $16,019    $13,495    $13,634
                                            ------------------------------------------- -------------------------------------------

Average loans:
Commercial/real estate loans                $2,224,695 $2,272,057 $2,453,154 $2,622,357 $2,688,557 $2,696,500 $2,739,518 $2,777,866
Mortgage loans                                 399,374    413,076    427,752    432,070    445,741    452,324    438,659    470,441
Direct consumer loans                          514,441    526,752    546,079    575,826    605,685    596,725    603,394    630,511
Indirect consumer loans                        386,985    386,565    410,110    439,780    430,965    420,444    410,035    386,157
Finance Company loans                          113,113    113,555    116,140    117,435    114,428    111,358    110,045    110,233
                                            ------------------------------------------- -------------------------------------------
Total average loans                         $3,638,608 $3,712,005 $3,953,235 $4,187,468 $4,285,376 $4,277,351 $4,301,651 $4,375,208

Net charge-offs to average loans:
Commercial/real estate loans                     0.15%      0.11%      0.25%      1.36%      0.68%      1.86%      1.47%      1.30%
Mortgage loans                                   0.00%      0.06%      0.17%      0.25%      0.16%      0.18%      0.16%      1.02%
Direct consumer loans                            0.46%      0.34%      0.47%      0.72%      0.40%      0.82%      0.54%      0.76%
Indirect consumer loans                          0.48%      0.71%      0.84%      1.21%      0.80%      0.68%      1.13%      0.91%
Finance Company loans                            3.73%      2.52%      3.12%      3.30%      3.40%      4.87%      4.15%      4.39%
                                            ------------------------------------------- -------------------------------------------
Total net charge-offs to average loans           0.32%      0.27%      0.42%      1.20%      0.67%      1.50%      1.24%      1.24%

                                                                      - more -

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)
                                                          2008                                    2009
                                        ---------------------------------------    ---------------------------------------
                                            1Q        2Q       3Q       4Q             1Q       2Q       3Q       4Q
                                        ---------------------------------------    ---------------------------------------
Income Statement

Interest income                           $84,772   $81,732  $84,132  $84,801        $81,448  $80,105  $79,758  $82,416
Interest income (TE)                       87,227    84,164   86,774   87,726         84,392   83,054   82,757   85,585
Interest expense                           34,345    29,573   29,357   32,727         28,002   23,413   22,004   21,881
                                        ---------------------------------------    ---------------------------------------
Net interest income (TE)                   52,882    54,591   57,417   54,999         56,390   59,641   60,753   63,704
Provision for loan losses                   8,818     2,787    8,064   17,116          8,342   16,919   13,495   15,834
Noninterest income excluding
  securities transactions                  30,769    31,412   30,194   30,578         29,055   34,504   30,347   63,353
Securities transactions gains/(losses)      5,652       426     (79)  (1,174)              0        0       61        7
Noninterest expense                        50,134    52,189   55,483   55,637         55,838   58,226   55,749   63,657
                                        ---------------------------------------    ---------------------------------------
Income before income taxes                 27,896    29,021   21,343    8,725         18,321   16,051   18,918   44,404
Income tax expense                          7,839     8,037    5,338      405          4,290    2,305    3,700   12,624
                                        ---------------------------------------    ---------------------------------------
Net income                                $20,057   $20,984  $16,005   $8,320        $14,031  $13,746  $15,218  $31,780
                                        =======================================    =======================================

Noninterest Income
  and Noninterest Expense

Service charges on deposit accounts       $10,789   $10,879  $11,108  $11,467        $10,503  $11,242  $11,795  $11,814
Trust fees                                  4,176     4,575    4,330    3,777          3,327    3,855    4,008    3,937
Debit card & merchant fees                  2,540     2,884    2,805    2,853          2,568    2,895    2,845    2,944
Insurance fees                              4,340     4,259    3,819    4,136          3,452    4,048    3,526    3,329
Investment & annuity fees                   2,810     2,727    2,421    2,849          2,861    1,691    2,007    1,662
ATM fees                                    1,691     1,757    1,718    1,690          1,779    1,895    1,862    1,838
Secondary mortgage market operations          778       753      817      629          1,158    1,827    1,482    1,439
Other income                                3,645     3,578    3,176    3,177          3,407    7,051    2,822    2,767
                                        ---------------------------------------    ---------------------------------------
Noninterest income excluding
  securities transactions                 $30,769   $31,412  $30,194  $30,578        $29,055  $34,504  $30,347  $63,353
Securities transactions gains/(losses)      5,652       426     (79)  (1,174)              0        0       61        7
                                        ---------------------------------------    ---------------------------------------
Total noninterest income including
  securities transactions                 $36,421   $31,838  $30,115  $29,404        $29,055  $34,504  $30,408  $63,360
                                        =======================================    =======================================

Personnel expense                         $25,631   $27,031  $28,664  $28,447        $30,775  $28,703  $29,113  $32,858
Occupancy expense (net)                     4,601     4,702    5,188    5,047          5,055    5,016    5,144    5,126
Equipment expense                           2,909     2,785    2,711    2,587          2,534    2,583    2,397    2,335
Other operating expense                    16,628    17,307   18,560   19,213         17,120   21,570   18,741   22,984
Amortization of intangibles                   365       364      360      343            354      354      354      354
                                        ---------------------------------------    ---------------------------------------
Total noninterest expense                 $50,134   $52,189  $55,483  $55,637        $55,838  $58,226  $55,749  $63,657
                                        =======================================    =======================================

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